                                                                   EXHIBIT 10(a)

                     ITW NONQUALIFIED PENSION BENEFITS PLAN
                            Effective January 1, 2002

The ITW Nonqualified  Pension Benefits Plan, as adopted  effective January 1,
2002, is an amendment and restatement of The Supplemental  Plan for Employees of
Illinois  Tool Works  Inc.  adopted  effective  January  1,  1976,  and  amended effective January 1, 1989. The Plan is intended to provide  additional  benefits to certain  employees whose benefits under the ITW Retirement  Accumulation Plan are limited by the  Internal  Revenue  Code and  reduced due to their  deferrals under the Illinois  Tool Works Inc.  Executive  Contributory  Retirement  Income
Plan.
                                    ARTICLE I
                                   DEFINITIONS

     1.1 Actuarial Equivalent  means an equivalent form of payment of a
Participant's  Supplemental  Benefit.  For purposes of converting a Supplemental
Benefit  to a form of  payment  offered  under  the  Qualified  Plan,  Actuarial
Equivalent will be determined using the Qualified Plan's definition of Actuarial
Equivalent.  Notwithstanding  the  foregoing,  in  determining  any  lump sum or installment  payments under Section 4.2, the Supplemental Benefit in the form of a single life annuity (either payable as of the  Participant's  Annuity Starting
Date or deferred  pursuant  to Section  4.1(e) of the  Qualified  Plan) shall be valued using the greater of the  interest  rate under  Section  2.1(c)(1) of the
Qualified  Plan  or  120%  of the  monthly  Long-Term  Applicable  Federal  Rate
(determined  for the  look-back  month and  stability  period  described  in the
Qualified Plan) for purposes of Code Section 1274.

     1.2 Beneficiary  means the person or persons  entitled to a benefit under the Qualified Plan or an Other Plan upon the death of a Participant  prior to his or her Retirement.

     1.3 Board means the Board of Directors of the Company.

     1.4 CEO means the chief executive officer of the Company.

     1.5 Code means the Internal Revenue Code of 1986, as amended.

     1.6 Company means Illinois Tool Works Inc., a Delaware  corporation, and any successor  thereto,  and any  corporation  or other entity that together with Illinois Tool Works Inc. is a member of a controlled  group of corporations under  Code  Section  414(b)  or a group of trades or  businesses  under  common control pursuant to Code Section 414(c).

     1.7 Committee means the Compensation Committee of the Board.

     1.8 Corporate  Change  shall  have the same  meaning  as under  the
Illinois Tool Works Inc. 1996 Stock Incentive Plan or any successor thereto.

     1.9 ECRIP means the Illinois Tool Works Inc. Executive  Contributory
Retirement  Income  Plan,  as amended  January  1,  1999,  and from time to time thereafter.

     1.10 Eligible Employee  means (1) any participant in the ECRIP, (2)
any Company employee entitled to certain benefits under the Premark Supplemental
Plan,  to the  extent  of any  Supplemental  Benefit  which is based on  service through  December 31,  2000,  unless such person is an Eligible  Employee  under either (1) or (3), and (3) any other Company employee who is eligible to receive a  Retirement  Benefit,  the  amount  of  which  is  reduced  by  reason  of the limitations on compensation  under Code Section  401(a)(17) or on benefits under
Code  Section  415(b)  and  who is  designated  as a  Participant  by  the  CEO.
Notwithstanding  the  foregoing,  an Eligible  Employee shall only be considered such if he or she is part of a select group of management and highly compensated employees  within the  meaning of Sections  201,  301,  and 401 of the  Employee
Retirement Income Security Act of 1974, as amended ("ERISA").

     1.11 Other Plan means  to the  extent  such plan  would  apply to a
Participant hereunder,  any plan or agreement that would be considered a defined benefit  pension plan under Code Section 414(j)  regardless of whether such plan or agreement constitutes a retirement plan under ERISA or a qualified plan under
Code  Section  401(a);  provided,  however,  that the term "Other Plan" does not include this Plan, the Premark  Supplemental  Plan, the Qualified Plan, the 1982
Executive  Contributory  Retirement Income Plan, the 1985 Executive Contributory
Retirement Income Plan and ECRIP.

     1.12 Pre-Retirement Death Benefit  means the single life  annuity
Actuarial  Equivalent  of the  aggregate  benefits  payable  to the  Beneficiary
(including  the value of plan  benefits  payable to an  alternate  payee under a qualified domestic  relations order) of a Participant  pursuant to the Qualified
Plan and any Other Plans upon the death of the  Participant  prior to his or her
Retirement.

     1.13 Participant  means  any  Eligible  Employee,  and  any  former
Eligible  Employee  to whom or with  respect to whom a  Supplemental  Benefit is payable.

     1.14 Plan means the ITW Nonqualified Pension Benefits Plan.

     1.15 Qualified Plan means the ITW Retirement  Accumulation Plan as amended from time to time.

     1.16 Retirement  means the Participant's Annuity Starting Date under the Qualified Plan or any Other Plan.

     1.17 Retirement Benefit means the aggregate  benefits payable to a
Participant in the form of a single life annuity  pursuant to the Qualified Plan and any Other Plans by reason of his or her  termination of employment  with the
Company for any reason  other than death.  A  Participant's  Retirement  Benefit shall  include the value of any benefits  paid or payable to an alternate  payee pursuant to a qualified  domestic  relations order with respect to the Qualified
Plan or any Other Plan.

     1.18 Supplemental Benefit means the benefit payable to a Participant or his or her Beneficiary pursuant to Article III of the Plan.

                                   ARTICLE II
                                  PARTICIPATION

     2.1 General.  An employee of the Company shall become a Participant as of the date on which he or she becomes an Eligible Employee.

     2.2 Corporate Change, Death or Disability.  As of the date of a
Corporate  Change,  any  Eligible  Employee  who has not  been  designated  as a
Participant   pursuant  to  Section   1.10(3)  shall   automatically   become  a
Participant.  If an  Eligible  Employee  dies  or is  permanently  disabled  (as determined  pursuant to the  Qualified  Plan) and has not been  designated  as a
Participant  pursuant to Section 1.10(3), the CEO may determine that such person shall be considered a Participant as of the date of such death or disability.

     2.3 Termination of Participation.  Prior to a Corporate Change, the
CEO may determine  that an individual  who has been  designated as a Participant shall  cease to  participate  herein.  Upon  ceasing to be a  Participant,  such individual  shall not be entitled to a Supplemental  Benefit.  In the event of a
Corporate Change,  each Participant or Beneficiary shall continue to be entitled to and receive any Supplemental Benefit the payment of which has commenced prior thereto,  and each other  Participant  shall continue to participate in the Plan and to be entitled to a Supplemental  Benefit  determined under the terms of the
Plan as in effect on the day immediately preceding the Corporate Change.

                                   ARTICLE III
                              SUPPLEMENTAL BENEFITS

     3.1 Supplemental Benefits.   Upon  Retirement,   a  Participant's
Supplemental  Benefit  shall  be  determined  by  offsetting  his or her  actual
Retirement  Benefit against a hypothetical  Retirement  Benefit calculated under the then-applicable  provisions of the Qualified Plan and Other Plans, including all benefit formulas,  service credit, early retirement  adjustments,  actuarial factors and other calculation  methods under any such Plan but not any limits on benefits and  compensation  under Code Sections 415 and  401(a)(17),  and adding back to the Participant's compensation any ECRIP deferrals.  Notwithstanding the foregoing, prior to a Corporate Change:

     (a)  a  Participant's  compensation  and ECRIP  deferrals  in excess of the then-current  Section  401(a)(17)  limit and benefits in excess of the applicable limit under Code Section 415(b) shall be considered only if approved  by the CEO;  provided  that,  in any case,  a  Participant's
          Supplemental  Benefit shall be no less than the benefit to which he or she was entitled under the Premark  Supplemental Plan based on service through December 31, 2000.

     (b)  the  CEO  may  provide  for  such   adjustments   in   determining   a
          Participant's  Supplemental Benefit,  including additional service and compensation credits, as he shall deem appropriate.

     3.2 Supplemental Pre-Retirement Death Benefits.  If a Participant
dies prior to his or her Retirement,  then his or her Beneficiary's Supplemental
Benefit shall be based on the Pre-Retirement  Death Benefit determined under the then-applicable  provisions of the Qualified Plan and Other Plans,  applying all benefit  formulas,  service  credit,  early  retirement  adjustments,  actuarial factors and other calculation methods under the applicable Plan but ignoring the limits of Code  Sections  415(b) and  401(a)(17)  (subject  to Section  3.1(a)),
including  any  adjustments   under  Section  3.1(b)  and  adding  back  to  the
Participant's  compensation  any deferrals made by the  Participant  pursuant to
ECRIP.  The actual  Pre-Retirement  Death Benefit to be paid to the  Beneficiary under the  Qualified  Plan and Other Plans shall offset the amount so determined and the resulting net amount shall be the  Supplemental  Benefit  payable to the
Beneficiary.

     3.3 Subsequent Changes in Benefit Amounts.  If the  amount of a
Participant's  Retirement  Benefit or a  Pre-Retirement  Death  Benefit  changes following the initial  benefit  determination  pursuant to this Article III, the amount of the Participant’s or Beneficiary's  Supplemental Benefit shall be redetermined and payable in such redetermined amount from and after the date the original Retirement Benefit or Pre-Retirement Death Benefit is payable.

                                   ARTICLE IV
                               PAYMENT of Benefits

     4.1 Commencement of Benefits.  A Participant's  Supplemental Benefit
under  Section  3.1 shall  commence  as of the date on which  the  Participant's
Retirement   Benefit  under  the  Qualified  Plan  commences.   A  Beneficiary's
Supplemental  Benefit under  Section 3.2 shall  commence as of the date on which the Pre-Retirement Death Benefit commences.

     4.2 Form of Payment. Notwithstanding anything in this Section 4.2 to the  contrary,  if the  lump  sum  Actuarial  Equivalent  of  the  Participant's
Supplemental  Benefit is $25,000 or less on the  Participant's  Retirement Date, such amount shall be paid to the  Participant  in full  settlement of his or her benefits under this Plan.

     Effective  December 1, 2002,  a  Participant  who is at least age 55 at the time of his or her  termination of employment with the Company and has completed at least 10 years of Vesting Service or has reached his or her Normal Retirement
Date at such  termination  of  employment  (as those  terms are  defined  in the
Qualified Plan) may elect to receive his or her Supplemental Benefit in any form of payment  permitted  under the  Qualified  Plan (other  than the level  income option)  or in the form of a lump sum or  monthly  installment  payments  over a fixed number of years not exceeding 20, where such payment form is the Actuarial
Equivalent of the Participant's  Supplemental  Benefit. In order to make such an election,  the Participant  must file a form provided by the Company at least 13 months prior to his or her anticipated  Retirement  (such election to be void if the  Participant's  actual  Retirement  occurs  within the following 13 months).
Notwithstanding  the  foregoing,  any such  election made prior to June 1, 2002, shall be  effective  as of any  Retirement  date at least six months  after such election (such election to be void if the Participant's actual Retirement occurs within the following six months).  If a Participant does not make an election or his or her election is deemed void and there is no valid prior election,  his or her  Supplemental  Benefit  will be paid in  accordance  with the  Participant's applicable ECRIP payment election or, if there is no such ECRIP election, in the form of payment selected by the CEO.

     A  Participant  who had not attained age 55 and completed at least 10 years of Vesting  Service  requirements  set forth in the  preceding  paragraph  shall receive a lump sum payment in full satisfaction of such Participant's rights and benefits  under the plan.  If the  Participant  dies before  payments  commence, payments to his or her Beneficiary  shall be in the form in which payments would have been made pursuant to this Section 4.2 had the Participant  survived to the commencement  date  of his  or her  Supplemental  Benefit.  Notwithstanding  the
foregoing,  if the CEO in his  sole  discretion  determines  that,  in  order to protect the Company's interests pursuant to Section 4.4,  Supplemental  Benefits should be paid over a longer period than that elected by a  Participant,  he may establish a form of payment,  which shall  supersede any prior  elections by the
Participant.

     Prior to  December  1, 2002,  the form of payment  shall be the same as the form selected under the Qualified Plan except that, if the Participant  elects a lump sum  distribution  from the  Qualified  Plan,  his or her benefit  shall be payable  in one of the forms of annuity  (other  than the level  income  option)
available under the Qualified Plan as determined by the CEO.

     4.3 Domestic Relations Order.  If a court order is issued that is intended to divide a Participant's  Supplemental Benefit between the Participant and his or her  spouse,  such order  shall be  applied  if all of the  following conditions are met:

     (a)  a separate  qualified  domestic  relations  order with  respect to the
          Participant's   Retirement  Benefit  has  been  recognized  under  the
          Qualified Plan;

     (b)  the order clearly specifies the manner for determining a former spouse's share of the Participant's Supplemental Benefit; and

     (c)  the order does not  provide  for the  commencement  of  benefits  to the
          former   spouse  prior  to  the  time  benefits  are  payable  to  the
          Participant (or, if the Participant  should die, to the  Participant's
          Beneficiary)  and does not provide any  guarantees  or recourse in the event the Committee or the CEO suspends or forfeits  benefit  payments to the  Participant  or his or her  Beneficiary  under  Section 4.4 or otherwise modifies their Supplemental Benefit.

     Payments  pursuant  to such an order  shall be made only to the extent that payment of the Participant's or Beneficiary's Supplemental Benefit has commenced and shall reduce the Participant's or Beneficiary's Supplemental Benefit.

     4.4 Suspension or Forfeiture of Supplemental Benefits.  If, prior to a Corporate  Change, a Participant shall be discharged for gross misconduct or a
Participant or his or her Beneficiary  shall at any time,  regardless of whether
before  or  after  the   Participant's   termination  of   employment,   divulge
confidential  Company  information to other persons or otherwise act against the business  interests  of the Company,  then the  Participant's  or  Beneficiary's
Supplemental  Benefit attributable to compensation in excess of the Code Section
401(a)(17) limit may be suspended or forfeited by the Committee or the CEO.

                                    ARTICLE V
                                CLAIMS PROCEDURE

     5.1 Claim for Benefits.  Any claim for benefits under the Plan shall be made in writing to the Company.  If the Company  wholly or  partially  denies such claim, he shall,  within a reasonable period of time, but not later than 60 days after receipt of the claim, notify the claimant of the denial of the claim.
Such notice of denial shall be in writing and shall contain:

     (a)  the specific reason or reasons for denial of the claim;

     (b)  a reference to the relevant Plan  provisions  upon which the denial is based;

     (c)  a description of any additional material or information  necessary for the claimant to perfect the claim, together with an explanation of why such material or information is necessary; and

     (d)  an explanation of the Plan's claim review procedure.

     If no such notice is provided, the claim shall be deemed denied.

     5.2 Request for Review of a Denial of a Claim for Benefits. Upon the
receipt by the claimant of written  notice of denial of the claim,  the claimant may within 90 days file a written request to the CEO, requesting a review of the denial of the claim, which review shall include a hearing if deemed necessary by the CEO. In connection  with the  claimant's  appeal of the denial of his or her claim,  he or she may  review  relevant  documents  and may  submit  issues  and comments in writing.

     5.3 Decision Upon Review of Denial of Claim for Benefits.  The CEO
shall render a decision on the claim review  promptly,  but no more than 60 days after  the  receipt  of  the  claimant's  request  for  review,  unless  special circumstances (such as the need to hold a hearing) require an extension of time, in which case the 60-day  period  shall be extended to 120 days.  Such  decision shall:

     (a)  include specific reasons for the decision;

     (b)  be written in a manner  calculated  to be  understood by the claimant;
          and

     (c)  contain specific references to the relevant Plan provisions upon which the decision is based.

     The  CEO's  decision  shall be final and  binding  in all  respects  on the
Company and the claimant.

                                   ARTICLE VI
                                 ADMINISTRATION

     6.1 General.  The Company,  which shall  administer the Plan, shall have the following powers and duties:

     (a)  to adopt such rules and regulations consistent with Plan terms;

     (b)  to administer the Plan in accordance with its terms and such rules and regulations;

     (c)  to maintain  records  concerning  the Plan  sufficient  to prepare any necessary reports, returns and other information;

     (d)  to construe and interpret  the Plan and resolve all questions  arising under the Plan;

     (e)  to direct the payment of Supplemental Benefits; and

     (f)  to comply with the  requirements  of any  applicable  Federal or State law.

     6.2 Information to be Furnished. The records of the Company shall be determinative of each Participant's  service,  compensation and other employment and personal data.  Each  Participant  (or  Beneficiary,  as  applicable)  shall furnish  such data or  information  and execute  such  documents  as the Company requests.

     6.3 Responsibility. Neither the Company, nor any Company employee or
Board  member  shall be  liable  to any  Eligible  Employee,  active  or  former
Participant,  Beneficiary or any other person for any claim, loss,  liability or expense incurred in connection with the Plan.

                                   ARTICLE VII
                            AMENDMENT AND TERMINATION

     7.1 Amendment and Termination.  The Committee or the Board may amend the  Plan in  whole or in part at any  time.  The  Committee  or the  Board  may terminate the Plan at any time prior to a Corporate Change.

     7.2 No Reduction in Benefits.  No amendment or  termination of the
Plan shall,  without  the express  written  consent of the  affected  current or former Participant or Beneficiary,  reduce or alter any benefit  entitlement (as defined below) of such  Participant or Beneficiary.  The benefit  entitlement of any Participant or Beneficiary  whose  Supplemental  Benefit payments shall have commenced on a date prior to or coincident  with the date of a Plan  termination or amendment shall be the amount and form of payment  hereunder in effect at the time of such  termination  or amendment.  The benefit  entitlement  of any other
Participant or Beneficiary  shall be the benefit that would be payable hereunder as a  single  life  annuity  if  payment  of his or her  Retirement  Benefit  or
Pre-Retirement  Death Benefit were to commence on the date of a Plan termination or amendment.

                                  ARTICLE VIII
                                  MISCELLANEOUS

     8.1 Corporate Successor.  The  Plan  shall  not  be  automatically terminated  by  a  transfer  or  sale  of  assets  of  the  Company  or  by  the reorganization,  merger or  consolidation  of the Company into or with any other corporation  or  other  entity,  but the  Plan  shall be  continued  after  such transfer, sale,  reorganization,  merger or consolidation to the extent that the transferee,  purchaser or successor  entity  agrees to continue the Plan. In the event that the transferee,  purchaser or successor  entity does not continue the
Plan, then the Plan shall terminate subject to the provisions of Section 7.2.

     8.2 No Implied Rights. Neither the establishment of the Plan nor any amendment  thereof  shall be  construed as giving any  Participant  or any other person any legal or  equitable  right  unless such right  shall be  specifically provided  for in the Plan or  conferred  by  specific  action of the  Company in accordance  with the  terms and  provisions  of the  Plan.  Except as  expressly provided in this Plan,  the  Company  shall not be required or be liable to make any payment under the Plan.

     8.3 No Right to Company Assets.  Neither the  Participant  nor any
other  person  shall  acquire by reason of the Plan any right in or title to any assets,  funds or property of the Company  including,  without  limitation,  any specific  funds,  assets  or  other  property  that  the  Company,  in its  sole discretion, may set aside in anticipation of a liability hereunder. Any benefits that  become  payable  hereunder  shall be paid from the  general  assets of the
Company.  The Participant shall have only a contractual right to the amounts, if any, payable hereunder unsecured by any asset of the Company.  Nothing contained in the Plan  constitutes  a  guarantee  by the  Company  that the  assets of the
Company shall be sufficient to pay any benefit to any person.

     In order to provide for the payment of Supplemental  Benefits,  the Company has  established  an  irrevocable  trust,  the  assets  of which are part of the
Company's  general  assets and therefore  subject to the claims of the Company's general  creditors in the event of  insolvency.  To the extent any  Supplemental
Benefit is paid from the trust, the Company shall have no further obligations to pay such benefit directly to the Participant or Beneficiary.

     8.4 No Employment Rights. Nothing herein shall constitute a contract of employment or of continuing  service or in any manner obligate the Company to continue the services of the Participant or obligate the Participant to continue in the service of the Company or as a limitation  of the right of the Company to discharge any of its employees, with or without cause.

     8.5 Offset.  If, at the time payments are to be made hereunder to a
Participant or  Beneficiary,  he or she is indebted or obligated to the Company, then such payments may at the discretion of the Company be reduced by the amount of such indebtedness or obligation;  provided,  however, that an election by the
Company not to reduce any such payment or payments shall not constitute a waiver of its claim for such indebtedness or obligation. The decision of the CEO not to provide the portion of the  Supplemental  Benefit  described  in Section  3.1(a)
shall not be deemed to be an offset to such  indebtedness or obligation.  In the event of an  overpayment of benefits under the Qualified Plan or any Other Plan, the Company may determine that all or part of the amount of the  overpayment may be recovered by an offset to the  Participant's  or  Beneficiary's  Supplemental
Benefit.

     8.6 Non-Assignability.  Except as provided in Section 4.3,  neither the  Participant  nor any other person shall have any  voluntary or  involuntary right to commute,  sell,  assign,  pledge,  anticipate,  mortgage  or  otherwise encumber,  transfer,  hypothecate  or convey any amounts  payable  hereunder  in advance of actual  receipt  thereof.  No part of the amounts  payable  shall be, prior to actual payment,  subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by the Participant or any other  person,  or be  transferable  by operation of law in the event of the
Participant's or any other person’s bankruptcy or insolvency.

     8.7 Incapacity of Recipient.  If a former Participant or Beneficiary
is  deemed  by  the  Company  to  be  incapable  of  personally   receiving  any
Supplemental  Benefit payment,  then, unless and until claim therefor shall have been made by a duly  appointed  guardian or other legal  representative  of such person,  the Company may provide for such payment or any part thereof to be made to any other person or  institution  providing for the care and  maintenance  of such person.  Any such payment shall be for the account of such person and shall be a complete discharge of any liability of the Company and the Plan therefor.

     8.8 Notice.  Any notice required or permitted to be given under the
Plan shall be sufficient if in writing and hand delivered, or sent by registered or  certified  mail (or by  facsimile  if  followed  by a copy  thereof  sent by registered  or certified  mail),  and if given to the Company,  delivered to the principal  office of the  Company,  directed to the  attention  of an  executive officer of the  Company.  Such  notice  shall be deemed  given as of the date of delivery,  or if delivery by mail,  as of the date shown on the  postmark or the receipt for registration or  certification,  or if delivery by facsimile,  as of the date  printed by the  facsimile  machine  on the notice or any  accompanying confirmation.

     8.9 Withholding of Taxes.  The Company may  withhold any Federal,
state  or  local  taxes   applicable  to  any   Participant's  or  Beneficiary's
Supplemental Benefit.

     8.10 Governing  Laws.  The Plan shall be construed and administered according to the laws of the State of Illinois.

ILLINOIS TOOL WORKS INC.

By: /s/ W. James Farrell                                  Date: June 5, 2002
    -------------------------------------                       ------------
    Chairman and Chief Executive Officer